        As filed with the Securities and Exchange Commission on April 2, 1998
                                          Registration No. 333-_________________
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                          SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C. 20549

                                  -----------------

                                       FORM S-8
                                REGISTRATION STATEMENT
                                        UNDER
                              THE SECURITIES ACT OF 1933

                                  -----------------

                                  CHIRON CORPORATION
                (Exact name of registrant as specified in its charter)

           DELAWARE                                    94-2754624
  (State or other jurisdiction               (IRS Employer Identification No.)
of incorporation or organization)

                       4560 HORTON STREET, EMERYVILLE, CA 94608
                 (Address of principal executive offices) (Zip Code)

                                  -----------------

                 CHIRON CORPORATION 1997 EMPLOYEE STOCK PURCHASE PLAN
                               (Full title of the Plan)

                                  -----------------

                               WILLIAM G. GREEN, ESQ.
                     SENIOR VICE PRESIDENT AND GENERAL COUNSEL
                                 CHIRON CORPORATION
                      4560 HORTON STREET, EMERYVILLE, CA 94608
                      (Name and address of agent for service)
                                   (510) 655-8730
           (Telephone number, including area code, of agent for service)

                                 -----------------

                          CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------

                                        PROPOSED MAXIMUM    PROPOSED MAXIMUM
TITLE OF SECURITIES    AMOUNT TO BE      OFFERING PRICE         AGGREGATE           AMOUNT OF
 TO BE REGISTERED       REGISTERED         PER SHARE         OFFERING PRICE     REGISTRATION FEE
 ----------------       ----------         ---------         --------------     ----------------

Common Stock, $0.01
par value (1997
Employee Stock
Purchase Plan)       8,000,000 (1)(2)     $20.78125 (3)     $166,250,000 (3)        $49,044
------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------

(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the Chiron Corporation 1997 Employee Stock Purchase Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant's outstanding shares of Common Stock.

(2) 579,793 shares remaining available for issuance under the Chiron Corporation 1988 Employee Stock Purchase Plan following the last purchase date thereunder are available for issuance under the Chiron Corporation 1997 Employee Stock Purchase Plan and have been previously registered pursuant to Registration Statement Nos. 33-23899 and 33-68305.

(3) Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933 on the basis of the average of the high and low selling prices per share of Common Stock of Chiron Corporation on March 30, 1998, as reported by the NASDAQ National Market System.


                                  -----------------

This Registration Statement shall become effective immediately upon filing with the Securities and Exchange Commission, and sales of the registered securities will begin as soon as reasonably practicable after such effective date.

                                       PART II

                  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     Chiron Corporation (the "Registrant") files this Registration Statement with the Securities and Exchange Commission (the "Commission") on Form S-8 to register 8,000,000 shares authorized for issuance under the Registrant's 1997 Employee Stock Purchase Plan.

Item 3.   INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The Registrant hereby incorporates by reference into this Registration Statement the following documents previously filed with the Commission:

     a. The Registrant's Annual Report on Form 10-K for the fiscal year ended December 28, 1997 filed with the Commission on March 30, 1998;

     b. The Registrant's Current Reports on Form 8-K filed with the Commission on January 13, 1998 and March 25, 1998;

     c. The Registrant's Registration Statement (No. 0-12798) on Form 8-A filed with the Commission on August 28, 1984 in which there is described the terms, rights and provisions applicable to the Registrant's outstanding Common Stock.

     All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (the "1934 Act") after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.   DESCRIPTION OF SECURITIES

          Not applicable.

Item 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL

          Not applicable.

Item 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS

          Section 145 of the General Corporation Law of the State of Delaware and the Bylaws of the Registrant contain certain provisions covering indemnification of corporate directors, officers and employees under certain conditions and subject to certain limitations.

     In addition, the Registrant has entered into supplemental indemnification agreements with its directors which broaden the scope of indemnity beyond that expressly provided by the Bylaws or the Delaware General Corporation Law. These supplemental contracts are permissible under the General Corporation Law and have been approved by the Registrant's stockholders. Accordingly, the indemnification agreements with directors will (i) confirm the present indemnity provided to them by the Registrant's Bylaws and give them assurance that this indemnity will continue to be provided despite future changes in the Bylaws, and
(ii) provide that, in addition, the directors shall be indemnified to the fullest possible extent permitted by law against all expenses (including attorneys' fees), judgments, fines and settlement amounts, incurred or paid by them in any action or proceeding, including any action by or in the right of the Registrant, on account of their service as a director or officer of the Registrant, or as a director or officer of any subsidiary of the Registrant, or as a director, officer, or similar official of any other company or enterprise when they are serving in such capacities at the request of the Registrant. The indemnification agreements further provide that expenses incurred by a director in such cases shall be paid in advance, subject to the director's obligation to reimburse the Registrant in the event it ultimately determines that the director is not entitled to be indemnified for such expenses under any of the provisions of the indemnification agreement. However, no indemnity will be provided to any director under the agreements as described in clause (ii) of the third sentence of this paragraph on account of conduct which is finally adjudged to be knowingly fraudulent, deliberately dishonest or to constitute willful misconduct. In addition, no indemnification will be provided if a final court adjudication shall determine that such indemnification is not lawful, or in respect to any suit in which judgment is rendered against a director for an accounting of profits made from a purchase or sale of securities of the Registrant in violation of Section 16(b) of the 1934 Act, as amended, or of any similar statutory provision, or on account of any remuneration paid to a director which is finally adjudged to have been paid in violation of law. The indemnification agreements also contain provisions designed to protect the Registrant from unreasonable settlements or redundant legal expenditures.

     The Registrant maintains liability insurance for each of its directors and officers which provides for coverage for certain liabilities for which indemnification by the Registrant may not be permissible under applicable law and public policy, including liabilities under the Securities Act of 1933, as amended.

Item 7.   EXEMPTION FROM REGISTRATION CLAIMED

          Not applicable.

Item 8.   EXHIBITS

Exhibit Number Exhibit
-------------- -------
      5        Opinion of William G. Green
     23.1      Consent of KPMG Peat Marwick LLP, Independent Auditors.
     23.2      Consent of William G. Green is contained in Exhibit 5.
     24        Power of Attorney.  Reference is made to page II-4 of this
               Registration Statement.
     99.1      Chiron Corporation 1997 Employee Stock Purchase Plan

Item 9.   UNDERTAKINGS

          A. The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by
Section 10(a)(3) of the Securities Act of 1933 (the "1933 Act"), (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement, and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; PROVIDED, however, that clauses (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference into the registration statement; (2) that for the purpose of determining any liability under the 1933 Act each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold upon the termination of the Registrant's 1997 Employee Stock Purchase Plan.

          B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          C. Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers or controlling persons of the Registrant pursuant to the indemnity provisions summarized in Item 6 above, or otherwise, the Registrant has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933
Act and will be governed by the final adjudication of such issue.

                                      SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Emeryville, State of California, on this 31st day of March, 1998.

                                        CHIRON CORPORATION


                                        By: /s/ Edward E. Penhoet, Ph.D
                                            ---------------------------
                                          Edward E. Penhoet, Ph.D
                                          President and Chief Executive Officer

                                 POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS:

          That the undersigned officers and directors of Chiron Corporation, a Delaware corporation, do hereby constitute and appoint Edward E. Penhoet, Ph.D. and William J. Rutter, Ph.D., and each of them, the lawful attorneys and agents, with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms all that said attorneys and agents, or any of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

          IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

          Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

          SIGNATURES                         TITLE                    DATE
          ----------                         -----                    ----

/s/ Edward E. Penhoet, Ph.D.       President, Chief Executive    March 31, 1998
------------------------------     Officer, Chief Financial
Edward E. Penhoet, Ph.D.           Officer and Director
                                   (Principal Executive and
                                   Principal Financial Officer)

/s/ Philip K. Moody                Principal Accounting Officer  March 31, 1998
------------------------------
Philip K. Moody

/s/ William J. Rutter, Ph.D.         Chairman of the Board       March 31, 1998
------------------------------
William J. Rutter, Ph.D.

/s/ Vaughn D. Bryson                       Director              March 31, 1998
------------------------------
Vaughn D. Bryson

          SIGNATURES                         TITLE                    DATE
          ----------                         -----                    ----

/s/ Lewis W. Coleman                       Director              March 31, 1998
------------------------------
Lewis W. Coleman

/s/ Pierre E. Douaze                       Director              March 31, 1998
------------------------------
Pierre E. Douaze

/s/ Donald A. Glaser, Ph.D.                Director              March 31, 1998
------------------------------
Donald A. Glaser, Ph.D.

/s/ Paul L. Herrling                       Director              March 31, 1998
------------------------------
Paul L. Herrling, Ph.D.

/s/ Alex Krauer, Ph.D.                     Director              March 31, 1998
------------------------------
Alex Krauer, Ph.D.

/s/ Jack W. Schuler                        Director              March 31, 1998
------------------------------
Jack W. Schuler

/s/ Pieter J. Strijkert, Ph.D.             Director              March 31, 1998
------------------------------
Pieter J. Strijkert, Ph.D.

                         SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, D.C.  20549


                                      EXHIBITS

                                         TO

                                      FORM S-8

                                     UNDER THE

                               SECURITIES ACT OF 1933


                                  CHIRON CORPORATION

                                    EXHIBIT INDEX

EXHIBIT NO.    EXHIBIT
-----------    -------
5              Opinion of William G. Green.
23.1           Consent of KPMG Peat Marwick LLP, Independent Auditors.
23.2           Consent of William G. Green is contained in Exhibit 5.
24             Power of Attorney.  Reference is made to page II-4 of this
               Registration Statement.
99.1           Chiron Corporation 1997 Employee Stock Purchase Plan.